EXHIBIT 21

                                                                Jurisdiction
                                                                      of
  Subsidiary                                                     Organization
  ----------                                                     ------------
Housing - Home Sales, Inc. ................................       Maryland
The Southampton Corporation ...............................       Maryland
All Seasons, Inc. .........................................       Maryland
Washington Homes, Inc. of Virginia ........................       Virginia
Designed Contracts, Inc. ..................................       Maryland
Consultants Corporation ...................................       Maryland
WH Land I, Inc. ...........................................       Maryland
WH Land II, Inc. ..........................................       Maryland
WH Properties, Inc. .......................................       Maryland
Homebuyer's Mortgage, Inc. ................................       Maryland
Westminster Homes, Inc. ...................................       North Carolina
WH/PR Land Company LLC* ...................................       Delaware
New Homebuyer's Title Company, Inc.** .....................       Maryland
Homebuyer's Insurance Agency LLC* .........................       Maryland
New Homebuyer's Title Company (Virginia) LLC* .............       Virginia
Westminster Homes (Charlotte), Inc. .......................       North Carolina
Westminster Homes of Tennessee, Inc. ......................       Tennessee
Arbor West LLC ............................................       Maryland
Condominium Community (Park Place), Inc. ..................       Maryland
Condominium Community (Truman Drive), Inc. ................       Maryland
Condominium Community (Bowie New Town), Inc. ..............       Maryland
Condominium Community (Quail Run), Inc. ...................       Maryland
Condominium Community (Largo Town), Inc. ..................       Maryland
QUE Corporation ...........................................       Maryland
Carrington Homes LLC ......................................       North Carolina
Washington Homes of West Virginia, Inc. ...................       West Virginia
Preston Grande Homes, Inc. ................................       North Carolina
Westminster Homes of Alabama LLC ..........................       Alabama
Westminster Homes of Mississippi LLC ......................       Mississippi
Washabama, L.P. ...........................................       Alabama
Washington Homes of Delaware, Inc. ........................       Delaware
Heritage Pines, LLC* ......................................       North Carolina
Title Group II, LLC* ......................................       Tennessee
Knox Creek LLC* ...........................................       Alabama
Monticello Woods LLC* .....................................       Mississippi
Shadow Creek LLC* .........................................       Alabama
Westwood Hills LLC* .......................................       Mississippi
JEMAK, LLC ................................................       Maryland
Wright Farms LLC* .........................................       Virginia


     Omitted subsidiaries would not in the aggregate constitute a Significant Subsidiary under Regulation S-X.


* 50% owned
**80% owned